UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2025

1st FRANKLIN FINANCIAL CORPORATION

(Exact name of Registrant, as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address: 135 East Tugalo Street, P.O. Box 880, Toccoa, GA 30577
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (706) 886-7571

Former name or address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2025, 1st Franklin Financial Corporation (the “Company”) announced the following management changes for the Company, in each case effective as of January 1, 2026.

Appointment of Virginia C. Herring as Chairperson of the Board of Directors and Chief Culture Officer

Virginia C. Herring, age 62, was appointed as Chairperson of the Board of Directors (the “Board”) and Chief Culture Officer of the Company and will step down as President and Chief Executive Officer of the Company.

As Chairperson of the Board and Chief Culture Officer of the Company, Ms. Herring’s annualized base salary will be $402,500. In accordance with the terms of the Company’s annual compensation programs for its executive officers, she will be eligible to receive a cash bonus of up to 63% of her base salary, based on the achievement of Company and individual performance goals.

Appointment of Ben F. Cheek, IV as Vice Chairperson of the Board of Directors

Ben F. Cheek, IV, age 64, stepped down as Chairperson of the Board and was appointed as Vice Chairperson of the Board of the Company.

As Vice Chairperson of the Board, Mr. Cheek, IV's annualized base salary will be $150,000. In accordance with the terms of the Company’s annual compensation programs for its executive officers, he will be eligible to receive a cash bonus of up to 63% of his base salary, based on the achievement of Company and individual performance goals.

Appointment of Jerry J. Harrison, Jr. as Chief Executive Officer

Jerry J. Harrison, Jr., age 62, was appointed as Chief Executive Officer of the Company. In such capacity, Mr. Harrison, Jr. will serve as the Company’s principal executive officer.

Mr. Harrison, Jr. has served as Executive Vice President and Chief Strategy Officer of the Company since 2023, and previously served as Project Engineer – Special Projects at the Company from 2022 to 2023. Prior to joining the Company, Mr. Harrison, Jr. was the Chief Operating Officer at Crider Foods, Inc., a food manufacturer, from 2020 to 2022. Mr. Harrison, Jr. has also served as a member of the Company’s Board of Directors since 2020.

As Chief Executive Officer of the Company, Mr. Harrison, Jr.’s annualized base salary will be $512,500. In accordance with the terms of the Company’s annual compensation programs for its executive officers, he will be eligible to receive a cash bonus of up to 63% of his base salary, based on the achievement of Company and individual performance goals.

Appointment of Gary L. McQuain as President and Chief Operating Officer

Gary L. McQuain, age 60, was appointed as President and Chief Operating Officer of the Company. In such capacity, Mr. McQuain will serve as the Company’s principal operating officer.

Mr. McQuain has served as Executive Vice President and Chief Operating Officer of the Company since 2020, and previously served as Senior Operations Vice President at the Company from 2019 to 2020. Prior to joining the Company, Mr. McQuain was the President and Chief Executive Officer of Southern Management Corporation, a financial services company, from 2017 to 2019.

As President and Chief Operating Officer of the Company, Mr. McQuain’s annualized base salary will be $477,250. In accordance with the terms of the Company’s annual compensation programs for its executive officers, he will be eligible to receive a cash bonus of up to 63% of his base salary, based on the achievement of Company and individual performance goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Virginia C. Herring
Name:	Virginia C. Herring
Title:	President and Chief Executive Officer

Date: November 10, 2025